Exhibit 99.1

FORM OF ESSEX VOTING AGREEMENT
(Parent Shareholders)

This Voting Agreement (this “Agreement”) is made and entered into as of December 19, 2013, by and among BRE Properties, Inc., a Maryland corporation (the “Company”) and the undersigned shareholder (the “Shareholder”) of Essex Property Trust, Inc., a Maryland corporation (“Parent”).

RECITALS

A.            Concurrently with the execution of this Agreement, Parent, Bronco Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the merger of the Company with and into Merger Sub with Merger Sub being the surviving entity (the “Merger”).

B.            As a condition and an inducement to the Company’s willingness to enter into the Merger Agreement, the Company has required that the Shareholder, and the Shareholder has agreed, to enter into this Agreement with respect to (i) all shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) that the Shareholder now or hereafter owns beneficially (as defined for purposes of this Agreement in Rule 13d-3 under the Exchange Act) or of record and (ii) all limited partnership interests designated as a “Partnership Unit” (“Parent OP Units”) under the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated as of May 27, 2009, as amended, modified or supplemented from time to time (the “Parent LP Agreement”), that the Shareholder now or hereafter owns, if any, beneficially or of record.

C.            The Shareholder is the current beneficial or record owner, and has either sole or shared voting power over, such number of Parent Common Stock (the “Parent Shares”) and Parent OP Units (“Parent Units”), if any, as is indicated on Schedule A attached hereto.

D.            The Company desires the Shareholder to agree, and the Shareholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of the Parent Shares, New Parent Shares (as defined below), Parent Units and New Parent Units (as defined below), and to vote the Parent Shares in a manner so as to facilitate consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.  When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Expiration Date” shall mean the earlier to occur of (i) the Effective Time or (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

“Permitted Transfer” shall mean, in each case, so long as (i) such Transfer is in accordance with applicable Law and (ii) the Shareholder is and at all times has been in compliance with this Agreement, any Transfer (x) to an Affiliate of the Shareholder or (y) to any member of the Shareholder’s immediate family, or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family, so long as such Affiliate or other permitted transferee (if applicable), in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate or other permitted transferee (if applicable) agrees to become a party to this Agreement and be subject to the restrictions applicable to the Shareholder and otherwise become a party for all purposes of this Agreement; provided, that no such Transfer shall relieve the transferring Shareholder from his obligations under this Agreement.

“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any capital stock (or any security convertible or exchangeable into capital stock) or interest in any capital stock, or (ii) entering into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.  For purposes of this Agreement, (i) “capital stock” shall include interests in a limited partnership and (ii) “Transfer” shall not include a redemption of Parent OP Units pursuant to the terms of the Parent LP Agreement.

2.            Agreement to Retain Parent Shares and Parent Units.

2.1            Transfer and Encumbrance of Parent Shares and Parent Units.  Other than a Permitted Transfer, until the Expiration Date, the Shareholder shall not (i) Transfer any of the Parent Shares, New Parent Shares, Parent Units or New Parent Units, or (ii) deposit any Parent Shares, New Parent Shares, Parent Units or New Parent Units into a voting trust or enter into a voting agreement or arrangement with respect to such Parent Shares, New Parent Shares, Parent Units or New Parent Units or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2            Additional Purchases.  The Shareholder agrees that any Parent Common Shares, Parent OP Units, other capital shares of Parent that the Shareholder purchases or otherwise acquires, including Parent Common Shares received upon redemption of Parent OP Units pursuant to the terms of the Parent LP Agreement, or with respect to which the Shareholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Parent Shares”), and other partnership interests of Parent LP that the Shareholder purchases or otherwise acquires or with respect to which the Shareholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Parent Units”), shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Parent Shares or Parent Units, as applicable.

2.3            Unpermitted Transfers.  Any Transfer or attempted Transfer of any of the Parent Shares, New Parent Shares, Parent Units or New Parent Units in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio, and Parent and Parent LP shall not, and shall instruct their transfer agent and other third parties not to, record or recognize any such purported Transfer on the share register of Parent or the books and records of Parent LP.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary, to the extent any Parent Shares or Parent Units held by the Shareholder subject to any Lien become subject to foreclosure, forfeiture or other similar proceedings, thereby causing the Shareholder to be unable to comply with his obligations under this Agreement with respect to such securities, neither the Shareholder nor Parent shall be deemed to be in breach of this Agreement with respect to the Shareholder’s obligations with respect to such Parent Shares or Parent Units.

3.            Agreement to Vote and Approve; Irrevocable Proxy.

3.1            Parent Shares.  Hereafter until the Expiration Date, at every meeting of the shareholders of Parent called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Parent with respect to any of the following matters, the Shareholder shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote or cause to be voted, the Parent Shares and any New Parent Shares: (i) in favor of the issuance of Parent Common Stock in connection with the Merger, (ii) in favor of any other matter that is required to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) in favor of any proposal to adjourn a meeting of the shareholders of Parent to solicit additional proxies in favor of the approval of the issuance of the Parent Common Stock in connection with the Merger, and (iv) against (a) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (b) any action which could reasonably be expected to impede, interfere with, materially delay, materially postpone or adversely affect consummation of the Transactions.

3.2            Irrevocable Proxy.  By execution of this Agreement, the Shareholder does hereby appoint and constitute the Company, Connie Moore and John Schissel, and any one or more other individuals designated by the Company, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Shareholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Shareholder’s rights with respect to the Parent Shares and any New Parent Shares, to vote each of the Parent Shares and any New Parent Shares solely with respect to the matters set forth in Section 3 hereof; provided, however, the foregoing shall only be effective if the Shareholder fails to be counted as present, to consent or to vote the Shareholder’s Parent Shares and New Parent Shares, as applicable, in accordance with Section 3 above.  The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date for all purposes, including without limitation Section 2-507(d) of the Maryland General Corporation Law, and hereby revokes any proxy previously granted by the Shareholder with respect to the Parent Shares or New Parent Shares.  The Shareholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.

4.            Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent, any of the Persons identified in Section 3.2 or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Parent Shares or New Parent Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Parent Shares and New Parent Shares shall remain vested in and belong to the Shareholder, and neither the Company, Parent, the Persons identified in Section 3.2 nor any other Person shall have any power or authority to direct either the Shareholder in the voting or disposition of any of the Parent Shares or New Parent Shares, except as otherwise expressly provided in this Agreement.

5.            Representations, Warranties and Covenants of the Shareholder.  The Shareholder hereby represents, warrants and covenants to the Company as follows:

5.1            Due Authority.  The Shareholder has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 3.2 hereof.  This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.2            Ownership of Parent Shares and Parent Units.  As of the date hereof, the Shareholder (i) is the beneficial or record owner of the Parent Shares and Parent OP Units indicated on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement, those related to margin related loans or as would not prevent the Shareholder from performing his obligations under this Agreement, and (ii) has either sole or shared voting power over all of the Parent Shares.  As of the date hereof, the Shareholder does not own, beneficially or of record, any capital stock or other securities of Parent or Parent LP other than the Parent Common Shares and Parent OP Units set forth on Schedule A.  As of the date hereof, the Shareholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock of Parent or Parent LP.

5.3            No Conflict; Consents.

(a)            The execution and delivery of this Agreement by the Shareholder do not, and the performance by the Shareholder of the obligations under this Agreement and the compliance by the Shareholder with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to the Shareholder, the Parent Shares or the Parent Units, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Parent Shares or the Parent Units pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder, the Parent Shares or the Parent Units are bound.

(b)            No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.

5.4            Absence of Litigation.  There is no Action pending against, or, to the knowledge of the Shareholder, threatened against or affecting, the Shareholder or any of its Affiliates or any of their respective properties or assets (including the Parent Shares and the Parent Units) at Law or in equity that could reasonably be expected to impair or adversely affect the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6.            Further Assurances.  From time to time, at the request of the Company and without further consideration, the Shareholder shall take such further action as may reasonably be requested by the Company to carry out the intent of this Agreement.

7.            Termination.  This Agreement shall terminate and shall have no further force or effect on the Expiration Date.

8.            Notice of Certain Events.  The Shareholder shall notify the Company promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Shareholder under this Agreement and (b) the receipt by the Shareholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8 shall not limit or otherwise affect the remedies available to any party.

9.            Miscellaneous.

9.1            Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.2            Binding Effect; Assignment; Third Party Beneficiaries.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Parent and Parent LP shall be express third party beneficiaries of the agreements of the Shareholder contained in this Agreement.

9.3            Amendments and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

9.4            Specific Performance; Injunctive Relief.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Maryland, in addition to any other remedy to which they may be entitled at Law or in equity.  Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

9.5            Notices.  All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a)	if to the Company to:

BRE Properties, Inc.
525 Market Street, 4th Floor
San Francisco, CA 94105
Telephone:    (415) 445-6530
Facsimile:
Attention:       Constance B. Moore
                               President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
505 Montgomery Street
San Francisco, California 94111
Attention:      John M. Newell
                              William J. Cernius
Facsimile: (415) 395-8095

(b)	if to the Shareholder:

To the address for notice set forth on the last page hereof.

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

10.6        Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Maryland without regard to its rules of conflict of laws.  The parties hereto irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) (the “Maryland Court”) and the Maryland Court’s Business and Technology Case Management Program for any litigation arising out of this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such court), waive any objection to the laying of venue of any such litigation in the Maryland Court and agree not to plead or claim in the Maryland Court that such litigation brought therein has been brought in any inconvenient forum.  Each of the parties to this Agreement hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding to the Maryland Court’s Business and Technology Case Management Program.  Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or order of the Maryland Court as provided by law.

10.7        WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND THE SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

10.8        Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

10.9        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

10.10     Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

10.11     No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto, and (ii) this Agreement is executed by all parties hereto.

10.12     Legal Representation.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

10.13     Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

10.14     Action in Shareholder Capacity Only. No Person executing this Agreement who is or becomes during the term of this Agreement a director, officer or fiduciary of Parent shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director, officer or fiduciary of Parent.  The parties acknowledge and agree that this Agreement is entered into by the Shareholder solely in his or her capacity as the beneficial owner or record holder of the Shareholder’s Parent Shares and Parent Units and nothing in this Agreement shall restrict, limit or affect in any respect any actions taken by the Shareholder in his or her capacity as a director, officer or fiduciary of Parent. The Shareholder shall have no liability to the Company under this Agreement as a result of any action or inaction by the Shareholder acting in his or her capacity as a director, officer or fiduciary of Parent.

10.15      Documentation and Information.  The Shareholder consents to and authorizes the publication and disclosure by the Company and Parent of the Shareholder’s identity and holdings of the Parent Shares and Parent Units, and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement. As promptly as practicable, the Shareholder shall notify the Company of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent such Shareholder becomes aware that any have become false or misleading in any material respect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

BRE PROPERTIES, INC.

By:
Name:
Title:

SHAREHOLDER

By:

Shareholder’s Address for Notice:

Voting Agreement

SOLELY FOR PURPOSES OF
SECTIONS 2.3 AND 3.2 HEREOF:

ESSEX PROPERTY TRUST, INC.

By:
Name:
Title:

Voting Agreement

SCHEDULE A

Number of Shares or Units
Parent Shares
Parent Units